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                  BlackRock MuniYield Fund, Inc. (the "Fund")
                              File No. 811-06414
  Item No. 77Q1(a) (Copies of Material Amendments to Registrant's Charter or
                            By-laws) -- Attachment

Attached please find as an exhibit under Sub-Item 77Q1(a) of Form N-SAR, a copy of the Fund's Amendment to the Notice of Special Rate Period of the Fund's Variable Rate Demand Preferred Shares filed with the books and records of the Fund on January 6, 2017.

                                      A-1

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                                                                Exhibit 77Q1(a)

                        BLACKROCK MUNIYIELD FUND, INC.
                                 (THE "FUND")
                                  SERIES W-7
             VARIABLE RATE DEMAND PREFERRED SHARES ("VRDP SHARES")

                             CUSIP NO. 09253W880*

                  AMENDMENT TO NOTICE OF SPECIAL RATE PERIOD

                                          January 6, 2017

                                          BlackRock MuniYield Fund, Inc.
                                          100 Bellevue Parkway
                                          Wilmington, Delaware 19809

TO: Addressees listed on Schedule 1 hereto

   In accordance with the Fund's Articles Supplementary Establishing and Fixing the Rights and Preferences of Variable Rate Demand Preferred Shares, dated
June 28, 2011 (the "STATEMENT OF PREFERENCES"), the Fund hereby notifies the Liquidity Provider, the Remarketing Agent and the Holders of the VRDP Shares that the last day of the Special Rate Period has been extended from April 19, 2017 to April 15, 2020 in accordance with the terms of the Notice of Special Rate Period, dated April 17, 2014 (the "NOTICE OF SPECIAL RATE PERIOD").

   The last day of the Special Rate Period shall be April 15, 2020, or such later date as the Special Rate Period may be extended pursuant to the terms of the Notice of Special Rate Period.

   As of the date hereof, notwithstanding anything to the contrary in the Notice of Special Rate Period, the parties thereto may mutually agree to extend the term of the Special Rate Period for the VRDP Shares for a period of greater than 364 days.

   As of April 19, 2017, the definition of "Ratings Spread" in the Notice of Special Rate Period is hereby deleted in its entirety and replaced with the following:

   "RATINGS SPREAD" means, with respect to an SRP Calculation Period, the percentage per annum set forth below opposite the highest applicable credit rating assigned to the VRDP Shares, unless the lowest applicable rating is below A3/A-, in which case the Ratings Spread shall mean the percentage per annum set forth below opposite the lowest applicable credit rating assigned to

--------
* NOTE: Neither the Fund nor the Tender and Paying Agent shall be responsible for the selection or use of the CUSIP Numbers selected, nor is any representation made as to its correctness indicated in any notice or as printed on any VRDP Share certificate. It is included solely as a convenience to Holders of VRDP Shares.

                                      A-2

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the VRDP Shares by Moody's, Fitch or any Other Rating Agency, in each case rating the VRDP Shares at the request of the Fund, on the SRP Calculation Date for such SRP Calculation Period:

                  MOODY'S/FITCH                    PERCENTAGE
                  -------------                    ----------
                  Aaa/AAA                            0.85%
                  Aa3/AA- to Aa1/AA+                 1.20%
                  A3/A- to A1/A+                     2.00%
                  Baa3/BBB- to Baa1/BBB+             3.00%
                  Non-investment grade or Unrated    4.00%

   Capitalized terms used but not defined in this Amendment to Notice of Special Rate Period shall have the meanings given to such terms in the Statement of Preferences and the Notice of Special Rate Period.

                           [Signature Page Follows]

                                      A-3

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IN WITNESS WHEREOF, I have signed this Amendment to the Notice of Special Rate
Period as of the date first written above.

                                             BLACKROCK MUNIYIELD FUND, INC.

                                             By:  /s/ Jonathan Diorio
                                                  -----------------------------
                                             Name: Jonathan Diorio
                                             Title: Vice President

                                      A-4

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                                                                     SCHEDULE 1

               RECIPIENTS OF THIS NOTICE OF SPECIAL RATE PERIOD

Bank of America, N.A.
One Bryant Park
1111 Avenue of the Americas, 9/th/ Floor
New York, New York 10036
Attention: James Nacos / Thomas Visone
Telephone: (212) 449-7358 / (646) 743-1408
Telecopy:  (646) 736-7286
Email: DG.Pfloats@baml.com; james.nacos@baml.com; Thomas.visone@baml.com

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
1111 Avenue of the Americas, 9/th/ Floor
New York, New York 10036
Telephone: (212) 449-5544
Telecopy:  (646) 736-6960
Email: dg.temm@baml.com; mona.payton@baml.com; jim.brewer@baml.com; Robert.tomeny@baml.com

The Depository Trust Company
LensNotice@dtcc.com